As filed with the Securities and Exchange Commission on October 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104-2870

Phone Number: (215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph W. Pooler, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Institutional Financial Markets, Inc.

2929 Arch Street

Philadelphia, Pennsylvania 19104-2870

Phone Number: (215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Darrick M. Mix, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	6,835,475(3)	$2.32	$15,858,302	$2,042.55
Preferred Stock Purchase Rights (4)	—	—	—	—
Total	6,835,475		$15,858,302	$2,042.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such number of additional shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average high and low prices for the Registrant’s common stock on October 21, 2013, as quoted on the NYSE MKT LLC.
(3)	This registration statement relates to the resale by the selling stockholders named herein of an aggregate of 6,835,475 shares of common stock, consisting of 2,749,167 shares of common stock currently issued and outstanding and 4,086,308 shares of common stock that may be issued to the holders of certain convertible senior promissory notes upon such holders’ optional conversion of those notes.
(4)	Each share of common stock is accompanied by a right to purchase a unit consisting of one ten-thousandth of a share of the Registrant’s Series C Junior Participating Preferred Stock, par value $0.001, pursuant to a Section 382 Rights Agreement between the Registrant and Computershare Shareowner Services LLC, as Rights Agent.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2013

PROSPECTUS

INSTITUTIONAL FINANCIAL MARKETS, INC.

6,835,475 SHARES OF COMMON STOCK

TOGETHER WITH THE RELATED

PREFERRED STOCK PURCHASE RIGHTS

This prospectus relates to the offer and resale, from time to time, of up to an aggregate of 6,835,475 shares of common stock, $0.001 par value per share, of Institutional Financial Markets, Inc., a Maryland corporation, referred to in this prospectus as the “Company,” “we,” “us,” or “our.” Each share of common stock covered by this prospectus is accompanied by a right, referred to in this prospectus as a “Right,” to purchase a unit consisting of one ten-thousandth of a share of the Company’s Series C Junior Participating Preferred Stock, par value $0.001, or the “Series C preferred stock,” pursuant to a Section 382 Rights Agreement between the Company and Computershare Shareowner Services LLC, as Rights Agent (see “Description of Common Stock – Stockholder Rights Plan”), and any reference in this prospectus to the common stock of the Company includes the related Rights.

The shares of common stock to which this prospectus relates include 2,749,167 currently issued and outstanding shares and 4,086,308 shares that may be issued to the holders of certain convertible senior promissory notes, upon such holders’ optional conversion of those notes. Each person listed under “Selling Stockholders” beginning on page 11 of this prospectus is referred to in this prospectus individually as a “selling stockholder” and, collectively, they are referred to as the “selling stockholders.”

The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholders on the NYSE MKT LLC, or any exchange on which we may be listed in the future, in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. See “Plan of Distribution” beginning on page 15 of this prospectus.

Each selling stockholder will receive all of the net proceeds from any sales of common stock by such selling stockholder covered by this prospectus after deducting any brokerage fees and commissions and similar sale-related expenses, which will be payable by such selling stockholder. We are only paying the expenses relating to the registration of the shares with the Securities and Exchange Commission, and we will not be entitled to receive any of the proceeds of any sales by the selling stockholders of common stock covered by this prospectus.

Our common stock trades on the NYSE MKT LLC stock exchange under the symbol “IFMI.” On October 21, 2013, the last reported sale price for our common stock on the NYSE MKT LLC was $2.40 per share.

Investing in our common stock involves risks and uncertainties. See “Risk Factors” on page 7 of this prospectus regarding certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should read carefully the entire prospectus, including any prospectus supplement, as well as the documents incorporated by reference in this prospectus and any other offering material, before making an investment decision.

Other than in those sections of this prospectus where we have otherwise indicated, when used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to Institutional Financial Markets, Inc., a Maryland corporation, and its consolidated subsidiaries. Each reference in this prospectus to the Company’s common stock includes the related Rights or other similar rights associated with the common stock, unless the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. These securities are not being offered for sale in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, or any other offering material or of any sale of the common stock to which this prospectus relates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As permitted by the rules and regulations of the SEC, this prospectus incorporates by reference important information that is not contained in this prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC’s internet website, www.sec.gov, or at the SEC’s offices described below under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a Company website at http://www.ifmi.com with information about the Company. Neither the information contained on our Company website nor any other website is incorporated into this prospectus and, accordingly, that information does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, or any other offering materials and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue,” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of the Company, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:

•	benefits, results, cost reductions and synergies resulting from the Company’s business combinations;

•	integration of operations;

•	business strategies;

•	growth opportunities;

•	competitive position;

•	market outlook;

•	expected financial position;

•	expected results of operations;

•	future cash flows;

•	financing plans;

•	plans and objectives of management;

•	tax treatment of business combinations;

•	fair value of assets; and

•	any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, that are not historical facts.

Our forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. These statements could be affected by general domestic and international economic and political conditions, global financial markets, uncertainty as to the future direction of the economy, vulnerability of the economy to domestic or international incidents, market conditions in our industry, financial problems experienced by third parties, unidentified or unanticipated risks, a lack of liquidity (i.e., ready access to funds for use in our businesses), the ability to attract and retain personnel, litigation and regulatory issues, competitive pressure, an inability to generate incremental income from acquired businesses, and/or unanticipated market closures due to inclement weather or other disasters. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You should consider the areas of risk and uncertainty described above and also those discussed under the heading “Item 1A – Risk Factors,” as well as in other sections, in our annual report on Form 10-K for the year ended December 31, 2012, and in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.

We caution you that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements were made. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

SUMMARY

The Company

We are a financial services company specializing in credit-related fixed income investments. We are a holding company that conducts our business primarily through IFMI, LLC (formerly Cohen Brothers, LLC), our majority owned subsidiary. We were founded in 1999 as an investment firm focused on small-cap banking institutions, but have grown to provide an expanding range of capital markets, investment banking, and asset management solutions to institutional investors, corporations, and other small broker-dealers. We are organized into three business segments: Capital Markets, Asset Management, and Principal Investing.

•

Capital Markets. Our Capital Markets business segment consists primarily of credit-related fixed income securities sales, trading, and financing, as well as new issue placements in corporate and securitized products and advisory services. Our fixed income sales and trading group provides trade execution to corporate investors, institutional investors and other smaller broker-dealers. We specialize in a variety of products, including but not limited to: corporate bonds and loans, asset backed securities, mortgage backed securities, commercial mortgage backed securities, residential mortgage backed securities, collateralized debt obligations, or “CDOs,” collateralized loan obligations, collateralized bond obligations, collateralized mortgage obligations, municipal securities, to-be-announced securities contracts, Small Business Administration loans, U.S. government bonds, U.S. government agency securities, brokered deposits and certificates of deposit for small banks, hybrid capital of financial institutions including trust preferred securities, or “TruPS,” whole loans, and other structured financial instruments. We also offer execution and brokerage services for equity products. We carry out our capital market activities primarily through our subsidiaries: JVB Financial Group LLC, C&Co/PrinceRidge LLC and C&Co/PrinceRidge Partners LLC in the United States, and Cohen & Company Financial Limited (formerly known as EuroDekania Management LTD) in Europe.

•	Asset Management. Our Asset Management business segment manages assets within CDOs, permanent capital vehicles, managed accounts, and investment funds (collectively referred to as “investment vehicles”). A CDO is a form of secured borrowing. The borrowing is secured by different types of fixed income assets such as corporate or mortgage loans or bonds. The borrowing is in the form of a securitization, which means that the lenders are actually investing in notes backed by the assets. In the event of default, the lenders will have recourse only to the assets securing the loan. Our Asset Management business segment includes our fee-based asset management operations which include ongoing base and incentive management fees. As of June 30, 2013, we had approximately $6.2 billion in assets under management (AUM), of which 95%, or $5.9 billion, was in CDOs.

•	Principal Investing. Our Principal Investing business segment is comprised primarily of our investments in certain investment vehicles which we manage, as well as investments in structured products, and the related gains and losses that they generate.

We generate our revenue by business segment primarily through:

Capital Markets:

•	our trading activities which include execution and brokerage services, securities lending activities, riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities classified as trading;

•	new issue and advisory revenue comprised primarily of (a) origination fees for corporate debt issues originated by us; (b) revenue from advisory services; and (c) new issue revenue associated with arranging and placing the issuance of newly created debt, equity, and hybrid financial instruments;

Asset Management:

•	asset management fees for our on-going asset management services provided to certain investment vehicles, which may include fees both senior and subordinate to the securities in the investment vehicle;

•	incentive management fees earned based on the performance of the various investment vehicles;

•	income or loss from equity method affiliates;

Principal Investing:

•	gains and losses (unrealized and realized) and income and expense earned on securities (primarily on investments in investment vehicles which we manage) classified as other investments, at fair value; and

•	income or loss from equity method affiliates.

Institutional Financial Markets, Inc. was incorporated in the State of Maryland in October 2003. Our principal executive offices are located at Cira Center, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104-2870, and our telephone number is (215) 701-9555.

The Offering

Common Stock Currently Outstanding	14,959,809 shares of our common stock were issued and outstanding at the close of business on October 21, 2013.

Common Stock Offered by the Company	None.

Common Stock Offered by the Selling Stockholders	6,835,475 shares.

Selling Stockholders	All of the common stock offered by this prospectus is being or will be offered by the selling stockholders named herein.

See “Selling Stockholders” beginning on page 11 for more information on the selling stockholders.

Use of Proceeds	We will not receive, directly or indirectly, any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

Plan of Distribution	The selling stockholders named in this prospectus may offer or sell their shares of common stock covered by this prospectus from time to time on the NYSE MKT LLC, or any exchange on which they may be listed in the future, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the common stock covered by this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions.

See “Plan of Distribution” beginning on page 15 for additional information on the methods of sale that may be used by the selling stockholders.

NYSE MKT LLC Symbol	IFMI

Risk Factors	Investing in our common stock involves risks and uncertainties. Before making an investment decision, you should carefully consider certain risks associated with an investment in our common stock that are discussed in the documents incorporated by reference in this prospectus, as described more fully under “Risk Factors.”

RISK FACTORS

Investing in our common stock involves risks and uncertainties. Please see the risk factors under the heading “Item 1A – Risk Factors” in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and other uncertainties as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties incorporated herein by reference include all of the material risks of the Company of which we are currently aware; however, these risks and uncertainties may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem material, may become important factors that affect us and could materially and adversely affect our business, financial condition, results of operations and the trading price of our securities.

USE OF PROCEEDS

We will not receive, directly or indirectly, any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sales of the shares of our common stock offered by them under this prospectus. The selling stockholders will pay the costs related to the sale of shares, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The registration statement, of which this prospectus forms a part, relates to the registration for the offer and sale by, or for the account of, selling stockholders of an aggregate of 6,835,475 shares of our common stock, including the Rights attached thereto, and any additional shares, including the related Rights, that may be issued or become issuable by reason of any stock split, stock dividend or similar transaction involving our common stock. The shares of common stock covered by this prospectus are being registered to permit the public secondary trading of those shares by the selling stockholders.

On May 9, 2013, we entered into a Securities Purchase Agreement with each of (i) Mead Park Capital Partners LLC, or the “MP Buyer,” and Mead Park Holdings, LP, or “Mead Park,”

and (ii) Cohen Bros. Financial, LLC, or the “Cohen Buyer” (together, the “Securities Purchase Agreements”). Pursuant to the Securities Purchase Agreements, on September 25, 2013, we issued to the MP Buyer and EBC 2013 Family Trust, as assignee of the Cohen Buyer, an aggregate of 2,749,167 shares of our common stock, and we may issue up to an additional 4,086,308 shares of our common stock upon conversion of the convertible senior promissory notes (each a “Note” and collectively, the “Notes”) which were issued to the MP Buyer and EBC 2013 Family Trust on September 25, 2013 pursuant to the Securities Purchase Agreements. Each Note is convertible, at any time prior to September 25, 2018 at the option of the holder of the Note, into shares of our common stock at a $3.00 per share conversion price, subject to certain customary anti-dilution adjustments. However, under each Note, if no event of default has occurred thereunder and dividends of less than $0.02 per share are paid on our common stock in any fiscal quarter prior to an interest payment date thereunder, then we may pay one-half of the interest payable under the Note on such date in cash, and the remaining one-half of the interest otherwise payable will be added to the Note’s principal amount then outstanding. Further, if no event of default has occurred under the Note and no dividends are paid on our common stock in the fiscal quarter prior to an interest payment date thereunder, then we may make no payment in cash of the interest payable under the Note on such date, and all of the interest otherwise payable on such date will be added to the Note’s principal amount then outstanding. The Notes are therefore convertible into a maximum aggregate amount of 4,086,308 shares of our common stock assuming none of the interest under the Notes is paid to the holders thereof in cash.

We will not receive any consideration upon the issuance of any common stock we issue upon the conversion of any of the Notes and we will not receive any proceeds from the sale by the selling stockholders of any of the shares of common stock covered by this prospectus.

The table below sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of them as of the date hereof, the percentage of shares of common stock beneficially owned by each of them as of the date hereof, the number of shares of common stock being offered by each of them, the number of shares of common stock each selling stockholder will beneficially own if the selling stockholder sells all of the shares being registered, and each selling stockholder’s percentage of ownership of our common stock if all of their shares covered by this prospectus are sold. The shares set forth in the table below represent all of the shares of our common stock owned by the selling stockholders as of the date of this prospectus.

The information provided in the table below with respect to the selling stockholders has been obtained solely from the selling stockholders and we have not sought to verify this information. Because the selling stockholders may resell all, part of, or none of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders, or any of them, upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that, after termination of this offering, none of the shares covered by this prospectus will be held by any of the selling stockholders. Unless otherwise indicated in the footnotes below, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table below. No selling stockholder is a broker-dealer admitted to membership in the Financial Industry Regulatory Authority.

Name of Beneficial Owner	Shares Beneficially Owned as of the Date of this Prospectus(1)		Percentage of Shares Beneficially Owned as of the Date of this Prospectus		Shares Offered Pursuant to This Prospectus(2)	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Mead Park Capital Partners LLC(3)	3,898,334	(4)	23.05	%(5)	4,846,371	0	0
EBC 2013 Family Trust (6)	1,600,000	(7)	10.15	%(8)	1,989,104	0	0

(1)	The beneficial ownership of the common stock by the selling stockholders set forth in the table is determined in accordance with Rule 13d-3 under the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has sole or shared voting power or investment power, and also any shares which the selling stockholder has the right to acquire within 60 days.
(2)	This table assumes that each selling stockholder will sell all of its shares available for sale during the period the registration statement that includes this prospectus is effective. The selling stockholders do not yet beneficially own all of the shares registered hereby. The selling stockholders are not required to sell their shares. See “Plan of Distribution,” beginning on page 15 of this prospectus.
(3)

Jack J. DiMaio, Jr. is a member of the MP Buyer and serves as Chairman of our board of directors and the board of managers of IFMI, LLC. In addition, Christopher Ricciardi is a member of the MP Buyer and serves as a director on our board of directors. From February 2006 until August 2011, Mr. Ricciardi served as President of the Company, as President and Chief Executive Officer of IFMI, LLC, and as a member of the board of managers of IFMI, LLC. The Securities Purchase Agreement which we entered into with the MP Buyer and Mead Park on May 9, 2013, provided that, at our 2013 annual meeting of stockholders, our board of directors would nominate Messrs. DiMaio and Ricciardi for election to the board of directors, recommend their election to the stockholders, and solicit proxies for their election. On September 24, 2013, each of Messrs. DiMaio and Ricciardi was elected to serve on our board of directors. At any other meeting at which our stockholders may vote for the election of directors, for so long as the MP Buyer, Mead Park, or any of their controlled affiliates and principals collectively own (a) 15% or more of our outstanding shares of common stock (counting for such purposes all shares (the “MP Conversion Shares”) into which the Notes held by the MP Buyer (the “MP Notes”) may be converted and all units of membership interest of IFMI, LLC (“IFMI Units”) as outstanding shares of our common stock), the MP Buyer may designate two individuals to stand for election at such meeting; and (b) less than 15% but greater than or equal to 10% of our outstanding shares of common stock (counting for such purposes all of the MP Conversion Shares and IFMI Units as outstanding shares of our common stock), the MP Buyer may designate one individual to stand for election at such meeting. If the collective ownership of the MP Buyer, Mead Park, and any of their controlled affiliates and principals falls below these thresholds, the MP Buyer has agreed to cause its representative or representatives, as applicable, to resign from our board of directors. In addition, for so long as the MP Buyer, Mead Park, or any of their controlled affiliates and principals collectively own 10% or more of the Issuer’s outstanding Common Stock (counting for such purposes all MP Conversion Shares and IFMI Units as outstanding shares of our common stock), and both Mr. DiMaio is no longer Chairman of our board of directors and Mr. Ricciardi is a member of the board of directors and agrees to act as Chairman, the Company has agreed to cause Mr. Ricciardi to be elected and appointed as the Chairman of our board of directors.
(4)	Does not include 948,037 additional shares of our common stock into which the MP Notes may be converted in the event that none of the interest under the MP Notes is paid in cash and which the MP Buyer may be deemed to beneficially own.
(5)	The percentage is based on the 14,959,809 shares of our common stock issued and outstanding at the close of business on October 21, 2013, plus 1,949,167 shares of our common stock into which the MP Notes may be converted. The percentage does not include the 4,983,557 shares of our Series E Voting Non-Convertible Preferred Stock, or “Series E preferred stock,” which are currently outstanding and which vote together with our common stock on all matters submitted to a vote of our stockholders. Further, the percentage does not include 948,037 additional shares of our common stock into which the MP Notes may be converted in the event that none of the interest under the MP Notes is paid in cash and which the MP Buyer may be deemed to beneficially own.
(6)	The Cohen Buyer assigned all of its rights and obligations under the Securities Purchase Agreement, or the “Cohen Purchase Agreement,” which we entered into with the Cohen Buyer on May 9, 2013 to EBC 2013 Family Trust, or “EBC Trust.” Daniel G. Cohen serves as one of three trustees of EBC Trust. Mr. Cohen is the Vice Chairman of our board of directors and of the board of managers of IFMI, LLC, President and Chief Executive of our European Business, and President of Cohen & Company Financial Limited, our wholly-owned subsidiary. The Cohen Purchase Agreement provided that, at any meeting at which our stockholders may vote for the election of directors, for so long as the Cohen Buyer or any of its controlled affiliates and principals or any members of Mr. Cohen’s “Family Group” (as defined in the Cohen Purchase Agreement) collectively own 10% or more of our outstanding shares of common stock (counting for such purposes all shares into which the Note held by EBC Trust (the “EBC Note”) may be converted and all IFMI Units as outstanding shares of our common stock), EBC Trust may designate one individual to stand for election at such meeting. If the collective ownership of the Cohen Buyer, its controlled affiliates and principals and Mr. Cohen’s “Family Group” falls below this threshold, EBC Trust has agreed to cause its representative to resign from our board of directors.
(7)	Does not include 389,104 additional shares of our common stock into which the EBC Note may be converted in the event that none of the interest under the EBC Note is paid in cash and which EBC Trust may be deemed to beneficially own.
(8)	The percentage is based on the 14,959,809 shares of our common stock issued and outstanding at the close of business on October 21, 2013, plus 800,000 shares of our common stock into which the EBC Note may be converted. The percentage does not include the 4,983,557 shares of our Series E preferred stock which are currently outstanding and which vote together with our common stock on all matters submitted to a vote of our stockholders. Further, the percentage does not include 389,104 additional shares of our common stock into which the EBC Note may be converted in the event that none of the interest under the EBC Note is paid in cash and which EBC Trust may be deemed to beneficially own.

Registration Rights of Selling Stockholders

Pursuant to the terms and conditions of the Securities Purchase Agreements, we agreed to register the shares of our common stock that were acquired by the selling stockholders pursuant to the Securities Purchase Agreements or that may be acquired by them upon the conversion of the Notes acquired pursuant to the Securities Purchase Agreements and entered into a Registration Rights Agreement, or the “Registration Rights Agreement,” regarding registration of those shares, which is included as Exhibit 4.15 to the registration statement of which this prospectus forms a part. The selling stockholders will pay the costs related to the sale of the shares covered by this prospectus, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act.

The shares that have been issued to the selling stockholders pursuant to the Securities Purchase Agreements or that are issued upon the conversion of the Notes are or will be “restricted” shares under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell those shares free of the restrictions applicable to the resale of restricted shares. The registration of those shares does not necessarily mean, however, that any of the shares covered by this prospectus will be offered or sold by the selling stockholders.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus are being registered to permit their public secondary trading by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of any of the shares of common stock covered by this prospectus.

The selling stockholders and any successor-in-interest of a selling stockholder who, after the date of this prospectus, acquires shares of a selling stockholder covered by this prospectus in compliance with the terms and conditions contained in the Registration Rights Agreement is entitled to the benefits of this registration statement.

The selling stockholders may sell the common stock directly to purchasers or through broker-dealers or agents. If dealers are utilized in the sale of shares of the Company’s common stock, the selling stockholders may sell such shares to the dealers as principals. The dealers may then resell such shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction may be set forth in a prospectus supplement, if such a supplement is required. The selling stockholders may also sell shares through agents designated by them from time to time. The name of any agent involved in the offer or sale of the shares and commissions payable by the selling stockholders to these agents may be set forth in a prospectus supplement, if such a supplement is required. The selling stockholders may sell any of the common stock covered by this prospectus directly to purchasers. In this case, the selling stockholders may choose not to engage agents in the offer and sale of the common stock. We and the selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Sales may be effected in transactions, which may involve block transactions or crosses:

•	on the NYSE MKT LLC or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on exchanges or quotation services or in the over-the-counter market;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell short the common stock and deliver the common stock to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell the common stock. The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders hereby will be the purchase price of the common stock less discounts and commissions, if any.

The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the common stock has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with, as necessary. The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement of which this prospectus is a part.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them that is covered by this prospectus and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as selling stockholders under this prospectus, as necessary.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the common stock offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to use our best efforts to keep this prospectus continuously effective for a period of three years following the date hereof.

DESCRIPTION OF COMMON STOCK

Common Stock

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of October 21, 2013, 14,959,809 shares of our common stock were issued and outstanding and were held of record by 57 stockholders.

The following description of our common stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our articles of incorporation and Articles Supplementary related to our Series A Voting Convertible Preferred Stock, or “Series A preferred stock,” Series B Voting Non-Convertible Preferred Stock, or “Series B preferred stock,” Series C preferred stock, Series D Voting Convertible Preferred Stock, or “Series D preferred stock,” and Series E preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any additional articles supplementary establishing and designating any additional series of our preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock. As of October 21, 2013, there were 4,983,557 shares of the Company’s Series E preferred stock issued and outstanding, each of which has no economic rights but entitles the holder to one vote on all matters presented to the Company’s stockholders, and no issued and outstanding shares of the Company’s Series A preferred stock, Series B preferred stock, Series C preferred stock, or Series D preferred stock.

All shares of Company common stock that the selling stockholders may offer under this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of Company common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by the Company and to share ratably in the assets legally available for distribution to the Company’s stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all of the Company’s known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.

Each outstanding share of the Company common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of the Company’s board of directors, which means that the holders of a plurality of the outstanding shares of the Company common stock and Series E preferred stock, voting together, can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of Company common stock have no preference, conversion, exchange, sinking fund, redemption or, so long as the Company’s stock remains listed on a national stock exchange, appraisal rights and, other than as described under “Stockholder Rights Plan” below, have no preemptive rights to subscribe for any of the Company’s securities. Shares of Company common stock have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, as amended from time to time, or the “MGCL,” a Maryland corporation with outstanding voting capital stock generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because certain operating assets may be held by the Company’s subsidiaries, this may mean that a subsidiary of the Company may be able to merge or sell all or substantially all of its assets without a vote of the Company’s stockholders.

The Company’s charter authorizes its board of directors to reclassify any unissued shares of Company common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series.

For information concerning the associated Rights included with our common stock under our Section 382 Rights Agreement, dated as of May 9, 2013, or the “Rights Agreement,” between the Company and Computershare Shareowner Services LLC, or the “Rights Agent,” see “Stockholder Rights Plan” below. The Rights Agreement and the Rights thereunder will expire on October 1, 2016, unless earlier terminated by us.

In the event that we adopt a new stockholder rights plan or similar plan that involves the distribution to our stockholders of rights under the new plan, any common stock we offer would also include any associated rights under the new plan, subject to the terms and conditions of that plan.

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

Our common stock is traded on the NYSE MKT LLC stock exchange under the symbol “IFMI”.

The transfer agent and registrar for our common stock is Computershare.

Stockholder Rights Plan

Our board of directors approved the entry into the Rights Agreement on May 6, 2013. The Rights Agreement provides for a distribution of one preferred stock purchase right, a Right, and collectively the Rights, for each share of common stock, par value $0.001 per share, of the Company outstanding to stockholders of record at the close of business on May 20, 2013, or the “Record Date,” and each share of common stock subsequently issued by the Company. Each Right entitles the registered holder to purchase from the Company a unit, or a “Unit,” consisting of one ten-thousandth of a share of Series C preferred stock, at a purchase price of $100.00 per Unit, subject to adjustment. The following description of our Rights Agreement is only a summary, and we encourage you to review a complete copy of our Rights Agreement, which we have previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a “Distribution Date” will occur upon the earlier of (1) ten days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined below), referred to herein as the “Stock Acquisition Date,” or (2) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. “Acquiring Person” means any person who or which, together with all affiliates and associates of such person, shall be the beneficial owner of 4.95% or more of the shares of common stock then outstanding, excluding the Company and “Exempted Persons” (as defined in the Rights Agreement). Until the Distribution Date, (1) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (2) new common stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (1) the close of business on October 1, 2016, (2) the time at which the Rights are redeemed pursuant to the Rights Agreement, (3) the time at which the Rights are exchanged pursuant to the Rights Agreement, (4) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute if our board of directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, or (5) the beginning of a taxable year of the Company to which our board of directors determines that certain tax benefits may not be carried forward. At no time will the Rights have any voting power.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, or a “Flip-In Event,” all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (1) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (2) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock is changed or exchanged; or (3) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

At any time after the Stock Acquisition Date, the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (1) a number of shares of common stock per Right with a value equal to the spread between the value of the number of shares of common stock for which the Rights may then be exercised and the Purchase Price, or (2) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of common stock, one share of common stock per Right (subject to adjustment).

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Certain Provisions of the Maryland General Corporation Law, the Company’s Charter, Bylaws and Stockholders Rights Plan, and IFMI, LLC’s Amended and Restated Limited Liability Company Agreement

The following is a summary of certain provisions of the MGCL and the Company’s charter, bylaws and Rights plan and IFMI, LLC’s Amended and Restated Limited Liability Company Agreement, as amended, or the “IFMI, LLC Operating Agreement,” that may defer or prevent unsolicited takeover attempts. Because the description is a summary, it does not contain all of the information about the MGCL, the Company’s charter or bylaws and Rights plan or the IFMI, LLC Operating Agreement that may be important to you. In particular, you should refer to, and this summary is qualified in its entirety by, the full text of the Company’s charter and bylaws and Rights plan and the IFMI, LLC Operating Agreement, which are incorporated by reference into this prospectus.

Provisions of Rights Plan

As discussed under “Description of Capital Stock—Stockholder Rights Plan,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series C preferred stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights plan may deter certain acquirors from making takeover proposals or tender offers.

Board of Directors

The Company’s charter and bylaws provide that the number of directors may be established by our board of directors but may not be fewer than one nor more than fifteen. Generally, any vacancy on our board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that any vacancy created as a result of the removal of a director by a vote of the stockholders shall be filled by a vote of the stockholders. The common stock and the Series E preferred stock vote together on the election of directors.

Removal of Directors

The charter provides that a director may be removed from office at any time with or without cause by the affirmative vote of the holders of the Company’s stock entitled to cast at least two-thirds of the votes of the stock entitled to be cast in the election of directors.

Amendment to the Company’s Charter and Bylaws

The Company’s charter may be amended only if the amendment is declared advisable by its board of directors and approved by the affirmative vote of the Company stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. The Company’s bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of its board of directors or by a vote of a majority of the voting power of the Company common stock.

Term and Termination

The Company’s voluntary dissolution must be:

•	declared advisable by a majority of its entire board of directors;

•	approved by the affirmative vote of the Company stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter; and

•	as provided for in the IFMI, LLC Operating Agreement, approved by a majority of the voting power of the IFMI Units held by members other than the Company that have a percentage interest of at least 10% of IFMI, LLC, or the “Designated Non-Parent Members,” (unless the gross cash proceeds received in connection with such voluntary dissolution by the sole Designated Non-Parent Member as of May 9, 2013 equal or exceed $6.00 per share of our common stock or per IFMI Unit (as appropriately adjusted to reflect any dividend, split, reverse split, combination, reclassification, recapitalization or other similar change in the capital structure of the Company and/or IFMI, LLC, or any distribution to holders of shares of our common stock and/or IFMI Units other than cash dividends) held by such Designated Non-Parent Member at the time of such voluntary dissolution.

Stockholder Meetings and Approvals

The Company’s bylaws provide that the annual meeting of the Company’s stockholders is held, upon reasonable notice at the principal office of the Company at ten o’clock a.m. unless a different date, hour or place is fixed by our board of directors. Special meetings of the Company’s stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer, our board of directors, or the secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting containing the information required by the Company’s bylaws.

Stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting, represented in person or by proxy, will constitute a quorum at any meeting of the Company stockholders. Action may be taken by the Company stockholders without a meeting, without prior notice, and without a vote, if consents in writing or by electronic transmission, setting forth the action taken, are given by all the holders of shares of stock entitled to vote on such action and filed with the records of the Company stockholders’ meetings. Notice in writing or by electronic transmission of all meetings of stockholders stating the date, hour and place of such meeting and, for any special meeting and to the extent required by the MGCL for an annual meeting, the purpose for which the meeting has been called, must be given by the secretary not less than 10 days nor more than 90 days before a meeting. The common stock and the Series E preferred stock vote together as one class on all matters.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that nominations of individuals for election to the Company’s board of directors and proposals of business to be considered at the meeting may be properly brought before an annual meeting of the Company’s stockholders only:

•	pursuant to the Company’s notice of the meeting;

•	by, or at the direction of, the Company’s board of directors; or

•	by a stockholder of record who is entitled to vote at the meeting and has provided notice to the Company’s secretary as required by the advance notice procedures set forth in the Company’s bylaws.

Unless alternate timing is provided by the Company, a stockholder of record must provide such notice, containing the information required by the Company’s bylaws, not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, with certain adjustments if the date of the annual meeting is changed by more than 30 days from the first anniversary of the preceding year’s annual meeting or the number of directors to be elected at the meeting is increased or decreased and there is no public announcement of such increase or decrease at least 130 days before the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting.

Nominations of individuals for election to the Company’s board of directors may be properly brought before a special meeting of the Company’s stockholders at which directors are to be elected only:

•	pursuant to the Company’s notice of the meeting;

•	by, or at the direction of, the Company’s board of directors; or

•	if the Company’s board of directors has determined that directors will be elected at the special meeting, by a stockholder of record who is entitled to vote at the meeting and has provided notice to the Company’s secretary as required by the advance notice procedures set forth in the Company’s bylaws.

A stockholder of record must provide such notice, containing the information required by the Company’s bylaws, not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or the tenth day after the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Procedures Governing Stockholder-Requested Special Meetings

The Company’s bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (1) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (2) the time frame for the Company’s board of directors to fix such record date; (3) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (4) that the Company’s board of directors has the authority to set the time, date and place of special stockholders meetings; (5) under what circumstances a notice of a special stockholders meeting may be revoked; and (6) methods by which our board of directors may seek verification of the validity of a stockholder request for a special meeting.

Takeover Restrictions

The Company’s charter or bylaws (1) require the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors, generally, to remove any director other than a Series A director and require the approval of the holder of Series A preferred stock, voting separately as a class, to remove any Series A director, (2) vest in the board the exclusive power to fix the number of directors, and (3) require, unless called by the Chairman of the board, President, Chief Executive Officer or our board of directors, the request of holders of a majority of all of the votes entitled to be cast at such meeting to call a special meeting.

The affirmative vote of two-thirds of all votes entitled to be cast on the matter and a declaration of the advisability thereof by the board of directors will generally be required to approve a merger, consolidation or share exchange involving the Company, the transfer of all or substantially all of the assets or an amendment to the Company’s charter.

Our board of directors has the power to classify and reclassify authorized and unissued shares of common stock or preferred stock and, subject to certain restrictions in the IFMI, LLC Operating Agreement discussed below, authorize the issuance of a class or series of common stock or preferred stock without stockholder approval.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting liability to the corporation or its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. the Company’s charter contains a provision limiting the liability of its directors and officers to the Company and its stockholders to the maximum extent permitted by Maryland law.

The Company’s charter and bylaws require it to indemnify its present and former directors and any individual who served as a director of a predecessor of the Company for any liability incurred in their official capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding, to the fullest extent permitted by the MGCL. the Company’s charter and bylaws permit it, with the approval of its board of directors, to indemnify and to pay or reimburse the expenses of any officer, employee or agent of the Company or a predecessor of the Company, to the maximum extent permitted by the MGCL.

Interested Person Transactions

Maryland law provides that a contract or other transaction between a Maryland corporation and a director of the corporation or between a Maryland corporation and any other company or other entity in which a director of the Maryland corporation serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of the director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the material facts relating to the common directorship or interest are disclosed to the board of directors or a committee of the board of directors and the board of directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest are disclosed to the stockholders entitled to vote and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the interested director or corporation or other entity, or (3) the transaction or contract is fair and reasonable to the Company at the time it is authorized, ratified or approved.

IFMI, LLC Operating Agreement

The following summary of the IFMI, LLC Operating Agreement is subject in all respects to the applicable provisions of the Delaware Limited Liability Company Act and the IFMI, LLC Operating Agreement.

Voting Rights

Each IFMI Unit entitles the holder thereof to one vote per IFMI Unit on any matter submitted to a vote or for the consent of the members of IFMI, LLC. There will be no annual meetings of the members, and special meetings of the members may be called by the IFMI, LLC board of managers, the Chairman of the IFMI, LLC board of managers, or by a majority vote of the members on at least one day’s notice. A manager may be removed by the members by majority vote of the voting power of the IFMI Units. Upon resignation or removal of a manager, a new manager will be elected by the members by a majority vote of the voting power of the IFMI Units. IFMI, LLC may not, without receiving advance approval of the Company and the majority of the voting power of the IFMI Units held by the Designated Non-Parent Members, take any of the following actions:

•	enter into or suffer a transaction constituting a change of control of IFMI, LLC;

•	amend the IFMI, LLC certificate of formation if such amendment adversely affects the Designated Non-Parent Members; or

•	adopt any plan of liquidation or dissolution, or file a certificate of dissolution.

Notwithstanding the above, the approval by the majority of the voting power of the Designated Non-Parent Members will not be required to enter into or suffer a transaction constituting a change of control of IFMI, LLC, to adopt any plan of liquidation or dissolution, or to file a certificate of dissolution, in each case if the gross cash proceeds received in connection with such action by sole Designated Non-Parent Member as of May 9, 2013 equal or exceed $6.00 per share of our common stock or per IFMI Unit (as appropriately adjusted to reflect any dividend, split, reverse split, combination, reclassification, recapitalization or other similar change in the capital structure of the Company and/or IFMI, LLC, or any distribution to holders of shares of our common stock and/or IFMI Units other than cash dividends) held by such Designated Non-Parent Member at the time of such action.

Redemption or Conversion of IFMI Units

Each member of IFMI, LLC, other than the Company, has the right to require that IFMI, LLC redeem all or a portion (not less than 100 IFMI Units, unless such holder has less than 100 IFMI Units, without the consent of the board of managers of IFMI, LLC) of such members’ IFMI Units for cash or, at the election of the Company, shares of our common stock, subject to the redemption/conversion exchange ratio described below. The rights of redemption and conversion are subject to certain delivery and timing requirements.

The exchange ratio applicable to a redemption or conversion, or the “redemption/conversion exchange ratio,” will initially be one-to-one, but is subject to adjustment of the number of shares issuable upon the occurrence of (a) the issuance of additional Company common stock as a dividend or other distribution on outstanding Company common stock, (b) a subdivision of the outstanding Company common stock into a greater number of shares of Company common stock, or (c) a combination of outstanding Company common stock into a smaller number of shares of Company common stock. These adjustments to the redemption/conversion exchange ratio were negotiated to protect IFMI, LLC members that elect to retain IFMI Units from the dilutive consequences of the specified events, but do not protect such IFMI, LLC members from all actions of the Company that may have a dilutive effect on IFMI, LLC members. For example, an issuance by the Company of Company common stock in a capital raising transaction would not result in an adjustment to the redemption/conversion exchange ratio.

The amount of cash a member will be entitled to receive in connection with a redemption will be equal to: (1) the number of IFMI Units tendered for redemption by the member, multiplied by (2) the redemption/conversion exchange ratio, multiplied by (3) the average of the daily closing prices for the ten consecutive trading days immediately preceding the date of receipt of a notice requesting that IFMI, LLC redeem all or a portion of such member’s IFMI Units or, if such date is not a business day, the immediately preceding business day. The term “closing price” means the last sale price for the Company common stock or, in case no such sale takes place on a given day, the average of the closing bid and asked prices for the Company common stock, in either case as reported on the principal national securities exchange on which the Company common stock is listed or admitted to trading or, if the Company common stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Company common stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Company common stock selected by the Company board of directors or, in the event that no trading price is available for the Company common stock, the fair market value of the Company common stock, as determined in good faith by the Company board of directors.

The number of shares of the Company common stock that a member may, in the Company’s sole discretion, receive in lieu of cash in connection with a redemption of IFMI Units will equal (A) the number of IFMI Units tendered for redemption by the member, multiplied by (B) the redemption/conversion exchange ratio.

Distributions

The amount and timing of all distributions of available cash from operations and capital transactions will be at the discretion of the IFMI, LLC board of managers. Generally, to the extent cash is available from operations and capital transactions, amounts will be distributed to the Company annually, semi-annually, or quarterly, as applicable, as necessary for the Company to pay its tax liabilities and debt service obligations. All distributions of available cash from operations and capital distributions, with the exception of distributions to the Company for the purpose of paying its debt service obligations, will be distributed to the members pro rata based on their respective percentage interests. Other than distributions for the payment of tax liabilities and obligations related to the Company’s outstanding contingent convertible notes, no distributions to members will be made during the existence of an event of default under the Company’s outstanding contingent convertible notes.

Allocation of Profits and Losses

The profits of IFMI, LLC for each fiscal year in which IFMI, LLC has a profit will be allocated among and credited to the capital accounts of the members in accordance with their percentage interests. The losses of IFMI, LLC for each fiscal year in which IFMI, LLC has a loss will be allocated among and charged to the capital accounts of the members in accordance with their percentage interests.

Liquidation Rights

In the winding up of IFMI, LLC, after paying or making provision for payment of all of its liabilities and the expenses of winding up, the remaining net proceeds and liquid assets will be distributed among the members to the extent of and in proportion to the members’ respective positive account balances.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

The IFMI, LLC board of managers has the power to approve any transfer of IFMI Units. A member may transfer, without the requirement of obtaining the approval of the IFMI, LLC board of managers, so long as such transfer is not otherwise prohibited by contract, all or any of its IFMI Units (1) to the member’s family group, (2) in the case of death of the member, by will or the laws of descent and distribution, or (3) in accordance with certain redemptions of IFMI Units. Any other transfer of IFMI Units requires the approval of the IFMI, LLC board of managers.

Limitations on Directors’ and Officers’ Liability

The managers and the officers of IFMI, LLC will not be held liable to IFMI, LLC or to any member for any loss suffered by IFMI, LLC unless such loss is caused by such manager’s or such officer’s gross negligence, willful misconduct or violation of law. The IFMI, LLC Operating Agreement provides that managers and officers will be indemnified to the fullest extent permitted under applicable law.

LEGAL MATTERS

The validity of any shares of common stock that may be sold pursuant to this prospectus has been passed upon for the Company by Duane Morris LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements and schedule of Institutional Financial Markets, Inc. which are included in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2012, which is incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a)	The Company’s annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 7, 2013, and Amendment No. 1 thereto on Form 10-K/A filed with the SEC on April 30, 2013;

(b)	The Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 10, 2013 and August 6, 2013, respectively;

(c)	The Company’s current reports on Form 8-K filed with the SEC on May 13, 2013, May 15, 2013, May 23, 2013, June 5, 2013, September 18, 2013, September 24, 2013, September 25, 2013, and October 2, 2013, respectively;

(d)	The description of the Company’s common stock contained in its registration statement on Form 8-A filed with the SEC on December 16, 2009; and

(e)	The description of the Company’s preferred stock purchase rights set forth in its registration statement on Form 8-A filed with the SEC on May 17, 2013.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

You may obtain a copy of any of the information that is incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address or telephone number:

Institutional Financial Markets, Inc.

Investor Relations

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104-2870

(215) 701-9555

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference or are specifically requested.

INSTITUTIONAL FINANCIAL MARKETS, INC.

6,835,475

SHARES OF COMMON STOCK

TOGETHER WITH THE RELATED PREFERRED STOCK PURCHASE RIGHTS

PROSPECTUS

                    , 2013

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by us in connection with the shares of common stock being registered hereby. All of the fees set forth below, except for the SEC registration fee and the NYSE MKT LLC Listing Fee, are estimates.

SEC registration fee	$2,043	*
Legal fees and expenses	25,000	*
NYSE MKT LLC Listing Fee	45,000
Transfer agent fees	1,000	*
Accounting fees and expenses	5,000	*
Miscellaneous	5,000	*

Total	$83,043	*

*	Estimated for purposes of completing the information required pursuant to this Item 14.

The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses, all of which will be determined based on the number shares sold and the purchase price applicable to each sale. Accordingly, these expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The registrant’s charter limits the liability of its directors and officers to the fullest extent permitted by the Maryland General Corporation Law (as amended from time to time, or the MGCL) and, together with the registrant’s bylaws, requires the registrant to indemnify its present and former directors and any individual who, while its director and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee against liabilities to the fullest extent allowed under Maryland law. The registrant’s charter and bylaws permit the registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any officer, employee or agent of the registrant or of any predecessor, to the maximum extent permitted by the MGCL. Accordingly, the registrant has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The registrant maintains director’s and officer’s insurance for the benefit of the company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which the registrant’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(1)	was committed in bad faith; or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant’s bylaws obligate the registrant, to the fullest extent permitted by Maryland law in effect from time to time, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made a party to the proceeding by reason of his or her service in that capacity; or

•	make any individual who, while its director and at the registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the MGCL, the registrant’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Securities and Exchange Commission on February 6, 2004).

4.2	Articles of Amendment changing the Company’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Securities and Exchange Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate a Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.5	Articles of Amendment changing the Company’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.6	Articles of Amendment changing the Company’s name to Institutional Financial Markets, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2011).

4.7	Articles Supplementary Series C Junior Participating Preferred Stock of Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2009).

Exhibit No.	Description

4.8	Articles Supplementary Series E Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.9	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005).

4.10	Section 382 Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.11	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007).

4.12	Amended and Restated Limited Liability Company Agreement of Cohen Brothers, LLC (now known as IFMI, LLC) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.13	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of June 20, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2011).

4.14	Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of May 9, 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.15	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of the Company.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-9).

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule

424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933:

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on October 24, 2013.

INSTITUTIONAL FINANCIAL MARKETS, INC.

By:	/s/ LESTER R. BRAFMAN
Lester R. Brafman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lester R. Brafman, Joseph W. Pooler, Jr., and Rachael Fink, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LESTER R. BRAFMAN Lester R. Brafman	Chief Executive Officer (Principal Executive Officer)	October 24, 2013

/S/ DANIEL G. COHEN Daniel G. Cohen	Vice Chairman, President and Chief Executive, European Business	October 24, 2013

Signature	Title	Date

/S/ THOMAS P. COSTELLO Thomas P. Costello	Director	October 24, 2013

/S/ G. STEVEN DAWSON	Director	October 24, 2013
G. Steven Dawson

/S/ JACK J. DIMAIO, JR. Jack J. DiMaio, Jr.	Chairman	October 24, 2013

/S/ JOSEPH M. DONOVAN Joseph M. Donovan	Director	October 24, 2013

/S/ JACK HARABURDA Jack Haraburda	Director	October 24, 2013

/S/ DOUGLAS LISTMAN Douglas Listman	Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)	October 24, 2013

/S/ JOSEPH W. POOLER, JR. Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 24, 2013

/S/ CHRISTOPHER RICCIARDI Christopher Ricciardi	Director	October 24, 2013

/S/ NEIL S. SUBIN Neil S. Subin	Director	October 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of the Company.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-9).

*	Filed herewith.